Exhibit 99.1

Kroger Outlines Strategy to Deliver Strong and
Sustainable Total Shareholder Return by
Leading With Fresh and Accelerating With Digital

Reconfirms 2021 Guidance; Management to Provide Further Details During
Investor Webcast at 9:00am ET

CINCINNATI – March 31, 2021 – The Kroger Co. (NYSE: KR) will host a virtual 2021 Investor Day today to provide an update on the company’s strategic initiatives and plans to deliver strong and sustainable total shareholder return of 8% – 11%.

“Kroger continues to deliver for customers through our seamless ecosystem and relentless focus on freshness, value and convenience,” said Rodney McMullen, Kroger’s chairman and CEO. “Building upon the foundation established by our Restock Kroger transformation, and leveraging key learnings from operating during the pandemic, our strategy of Leading With Fresh and Accelerating With Digital is designed to convert our industry’s near-term tailwinds into long-term competitive advantages.

“Today, Kroger is uniquely positioned because of the strength of our assets and our competitive moats cultivated over several years of disciplined investment and focused execution. Our go-forward strategy builds on these strengths to drive share growth, increase profitability across digital, and deliver strong and sustainable total shareholder returns. Our talented and energized team is already delivering on our objectives, and we look forward to continuing to position Kroger to win in a post-COVID world.”

At today’s Investor Day event, Kroger’s leadership team will discuss the three core elements of its strategy:

•	Grow sales and share by leading with fresh food;
•	Increase profitability by accelerating with digital, which is now a growth engine; and
•	Widen and deepen the competitive moats that will generate customer loyalty and market share gains – Seamless, Personalization, Fresh, and Our Brands.

Kroger’s leadership team will outline key growth opportunities that will drive the financial model forward including a clear path to deliver total shareholder return between 8% - 11%, through net earnings growth of 3% - 5% and strong and growing free cash flow to invest in growth initiatives and return cash to shareholders.

“Kroger is delivering on its value creation model, and over the period of 2019 to 2021, we expect to significantly exceed our total shareholder return target,” said Gary Millerchip, Kroger’s CFO. “The strength of our execution, combined with our strategic plans to continue to lead in fresh, accelerate digital, and grow alternative profit streams will enable us to achieve our 2021 guidance and deliver profitable growth beyond 2021.”

Reconfirmed Full Year 2021 Guidance

	IDs (%)	EPS ($)	Operating Profit ($B)	Tax Rate**	Cap Ex ($B)	Free Cash Flow ($B)****
Adjusted*	(3.0%) - (5.0%)	$2.75 - $2.95	$3.3 - $3.5	23%	$3.4 - $3.6	$1.6 - $1.8
2-Year Basis***	9.1% - 11.1% (Stack)	12% - 16% (CAGR)	5.4% - 8.5% (CAGR)			$2.9 - $3.0 (Average)

* Without adjusted items, if applicable; Identical sales is without fuel; Operating profit represents FIFO Operating Profit. Kroger is unable to provide a full reconciliation of the GAAP and non-GAAP measures used in 2021 guidance without unreasonable effort because it is not possible to predict certain of our adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of our control and its unavailability could have a significant impact on 2021 GAAP financial results.

** This rate reflects typical tax adjustments and does not reflect changes to the rate from the completion of income tax audit examinations, which cannot be predicted.

*** Identical sales, without fuel, guidance for 2-year basis represents the sum of actual 2020 identical sales and 2021 guidance. The 2-year basis guidance items denoted with CAGR represent the compounded annual growth rate utilizing 2019 as the base year. Average free cash flow is the average of actual 2020 free cash flow and 2021 guidance.

**** 2021 free cash flow guidance includes a $300M payment of deferred payroll taxes. This excludes planned payments related to the restructuring of multi-employer pension plans.

Investor Webcast Details

The presentation will broadcast online at ir.kroger.com on March 31 from 9:00 a.m. (ET) to approximately 12:00 p.m. (ET). Click on Events & Presentations to access the event. An on-demand replay of the presentations will be available starting at approximately 5:00 p.m. (ET) on Thursday, April 1, 2021.

About The Kroger Co.

At The Kroger Co. (NYSE: KR), we are Fresh for Everyone™ and dedicated to our Purpose: To Feed the Human Spirit®. We are, across our family of companies, nearly half a million associates who serve 60 million households annually through a seamless shopping experience under a variety of banner names. We are committed to creating #ZeroHungerZeroWaste communities by 2025. To learn more about us, visit our newsroom and investor relations site.

Please refer to the supplemental information presented in the tables for reconciliations of the non-GAAP financial measures used in this press release to the most comparable GAAP financial measure and related disclosure.

This press release contains certain statements that constitute "forward-looking statements" about the future performance of the company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as “achieve,” “believe,” “contemplates,” “continue,” “deliver,” “expect,” “future,” “guidance,” “strategy,” “target,” “trends,” and “will.” Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” in our annual report on Form 10-K for our last fiscal year and any subsequent filings, as well as the following:

•	Kroger's ability to achieve sales, earnings, incremental FIFO operating profit, and adjusted free cash flow goals may be affected by: COVID-19 related factors, risks and challenges, including among others, the length of time that the pandemic continues, the temporary inability of customers to shop due to illness, quarantine, or other travel restrictions or financial hardship, shifts in demand away from discretionary or higher priced products to lower priced products, or stockpiling or similar pantry-filling activities, reduced workforces which may be caused by, but not limited to, the temporary inability of the workforce to work due to illness, quarantine, or government mandates, temporary store closures due to reduced workforces or government mandates, or the availability and efficacy of a vaccine; labor negotiations or disputes; changes in the types and numbers of businesses that compete with Kroger; pricing and promotional activities of existing and new competitors, including non-traditional competitors, and the aggressiveness of that competition; Kroger's response to these actions; the state of the economy, including interest rates, the inflationary and deflationary trends in certain commodities, changes in tariffs, and the unemployment rate; the effect that fuel costs have on consumer spending; volatility of fuel margins; changes in government-funded benefit programs and the extent and effectiveness of any COVID-19 stimulus packages; manufacturing commodity costs; diesel fuel costs related to Kroger's logistics operations; trends in consumer spending; the extent to which Kroger's customers exercise caution in their purchasing in response to economic conditions; the uncertainty of economic growth or recession; changes in inflation or deflation in product and operating costs; stock repurchases; Kroger's ability to retain pharmacy sales from third party payors; consolidation in the healthcare industry, including pharmacy benefit managers; Kroger's ability to negotiate modifications to multi-employer pension plans; natural disasters or adverse weather conditions; the effect of public health crises or other significant catastrophic events, including the coronavirus; the potential costs and risks associated with potential cyber-attacks or data security breaches; the success of Kroger's future growth plans; the ability to execute our growth strategy and value creation model, including continued cost savings, growth of our alternative profit businesses, and widening and deepening our strategic moats of fresh, our brands, personalization, and seamless; and the successful integration of merged companies and new partnerships. Our ability to achieve these goals may also be affected by our ability to manage the factors identified above. Our ability to execute our financial strategy may be affected by our ability to generate cash flow.

•	Kroger's effective tax rate may differ from the expected rate due to changes in laws, the status of pending items with various taxing authorities, and the deductibility of certain expenses.

Kroger assumes no obligation to update the information contained herein. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Contacts

Media: Kristal Howard (513) 762-1304

Investors: Rebekah Manis (513) 762-4969